Exhibit 8(b)


               Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                                 Suite 400 East
                         1025 Thomas Jefferson St., N.W.
                           Washington, D.C. 20007-0805


                                                                   July 12, 2000

Lincoln Benefit Life Company
P.O. Box 82532
Lincoln, NE  68506-4142


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus contained in a Registration Statement of Lincoln Benefit Life Company on Form S-6 to be filed on or about July 11, 2000. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            Jorden Burt Boros Cicchetti Berenson
                                            & Johnson LLP


                                               /s/ W. Randolph Thompson

                                            By:---------------------------------
                                               W. Randolph Thompson